                                  EXHIBIT 16.1

                             ---------------------

June 16, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the Section entitled "Change in Independent Accountants" included in the Form S-1 dated June 16, 1999, of Deja.com, Inc. formerly Deja News, Inc. and are in agreement with the statements contained in the first, third and fourth paragraphs on page 79 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                          /s/ Ernst & Young LLP